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                                                                     EXHIBIT 4.1

                            CARDIOGENESIS CORPORATION
                                STOCK OPTION PLAN

                            (AS AMENDED, JUNE 2004)

         1.       Purposes of the Plan. The purposes of this Stock Plan are:

                  - to attract and retain the best available personnel for positions of substantial responsibility,

                  - to provide additional incentive to Employees and Consultants; and

                  -        to promote the success of the Company's business.

         Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                  (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U. S. state corporate laws, U. S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means a Committee appointed by the Board in accordance with Sec. 4 of Plan.

                  (f)      "Common Stock" means the Common Stock of the Company.

                  (g) "Company" means CardioGenesis Corporation, a California corporation formerly known as Eclipse Surgical Technologies, Inc.

                  (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                  (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

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                  (j)      "Director" means a member of the Board.

                  (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)      If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii)     If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (iii)    In the absence of an established market for
the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (q) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

                  (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (s) "Option" means a stock option granted pursuant to the Plan.

                  (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (u) "Option Exchange Program" means a program whereby Outstanding options are surrendered in exchange for options with a lower exercise price.

                  (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

                  (w) "Optionee" means an Employee or Consultant who holds an outstanding Option or Stock Purchase Right.

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                  (x)      "Parent" means a "parent corporation", whether now or
hereafter existing, as defined in Section 424(e) of the Code.

                  (y)      "Plan" means this Stock Option Plan.

                  (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

                  (aa) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                  (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (cc) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

                  (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                  (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

                  (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       Stock Subject to the Plan. Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,100,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. The Plan is the successor to the Company's Dual Stock Option Plan (the "Prior Plan"). Options granted under the Prior Plan continue to be subject to the terms and conditions of the Prior Plan and not the Plan unless otherwise agreed on a case by case basis by holders of such options. No further options may be granted under the Prior Plan. The number of Options outstanding under the Prior Plan and the number of Shares issued upon exercise of options granted under the Prior Plan reduces the number of Shares which may be optioned and sold under the Plan. If an option granted under the Prior Plan expires without being exercised, then the number of Shares which may be optioned and sold under the Plan increases by such number.

                  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution, under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

         4.       Administration of the Plan.

                  (a)      Procedure.

                           (i)      Multiple Administrative Bodies. If
permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

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                           (ii)     Administration With Respect to Directors and
Officers Subject to Section l6(b). With respect to Option or Stock Purchase
Right grants made to Employees who are also Officers or Directors subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

                           (iii)    Administration With Respect to Other
Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan including those contained in Section 15(b) of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i)      to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(n) of the Plan.

                           (ii)     to select the Consultants and Employees to
whom Options and Stock Purchase Rights may be granted hereunder;

                           (iii)    to determine whether and to what extent
Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                           (iv)     to determine the number of shares of Common
Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                           (v)      to approve forms of agreement for use under
the Plan;

                           (vi)     to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vii)    [deleted];

                           (viii)   to construe and interpret the terms of the
Plan and awards granted pursuant to the Plan;

                           (ix)     to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

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                           (x)      to modify or amend each Option or Stock
Purchase Right (subject to Section 15(d) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                           (xi)     to authorize any person to execute on behalf
of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                           (xii)    to institute an Option Exchange Program; and

                           (xiii)   to make all other determinations deemed
necessary or advisable for administering the Plan.

                  (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

         5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

         6.       Limitations.

                  (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Nonstatutory Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first an such calendar year, and the Nonstatutory Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

                  (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionees right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

                  (c) The following limitations shall apply to grants of Options to Employees:

                           (i)      No Employee shall be granted, in any fiscal
year of the Company, Options to purchase more than 300,000 Shares.

                           (ii)     In connection with his or her initial
employment, an Employee may be granted Options to purchase up to an additional 600,000 Shares which shall not count against the limit set forth in subsection
(i) above.

                           (iii)    The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 13.

                           (iv)     If an Option is cancelled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in Subsections (i) and (ii) above.

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         7.       Term of Plan. The amended and restated Plan shall begin to be in effect on April 24, 1996, and shall continue in effect until March 31, 2006 unless terminated earlier under Section 15 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent(10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

         (9)      Option Exercise Price and Consideration.

                  (d) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                           (i)      In the case of an Incentive Stock Option:

                                    (A)     granted to an Employee who, at the
time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (B)     granted to any Employee other than
an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (ii)     In the case of a Nonstatutory Stock Option,
the per Share exercise price shall be determined by the Administrator, but in no case the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (e) Waiting Period and Exercise dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

                  (f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                           (i)      cash;

                           (ii)     check;

                           (iii)    promissory note;

                           (iv)     other Shares Which (A) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           (v)      delivery of a properly executed exercise
notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

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                           (vi)     a reduction in the amount of any Company
liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                           (vii)    any combination, of the foregoing methods of
payment; or

                           (viii)   such other consideration and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10.      Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                           An Option may not be exercised for a fraction of a
Share.

                           An Option shall be deemed exercised when the Company
receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

                           Exercising an Option in any manner shall decrease the
number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Notice of Grant to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                           Notwithstanding the above, in the event of an
Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. In such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

                  (c) Disability of Optionee. Upon termination of an Optionee's Continuous Status as an employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his or her entire

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Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) Death of Optionee. Upon the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

                  (f)      Rule 16b-3. Options granted to individuals subject to
Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be requited thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         11.      Stock Purchase Rights.

                  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

                  (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

                  (c) Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule l6b-3.

                  (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                  (e) Rights as a Shareholder. Once the Stock Purchase Right is enclosed, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

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         12.      Non-Transferability of Options and Stock Purchase Rights. An
Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         13. Adjustments Upon Changes in Capitalization. Dissolution, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders at' the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or soy other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses so assume or substitute for the Option or Stock Purchase Right, the Option shall terminate, unless the Administrator shall provide for the accelerated vesting of Options outstanding as such time. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such

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

other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         15.      Amendment and Termination of the Plan; Shareholder Approval.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  (c) Shareholder Approval Required at a Shareholder Meeting. Furthermore, the approval of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders shall be required to authorize: (1) the grant of any stock option, including a stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; or (2) the reduction of the exercise price of any stock option, including a stock appreciation right, outstanding or to be granted in the future; the cancellation and re-grant of options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; the replacement of underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme. This Section 15(c) may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders.

                  (d) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company,

         16.      Conditions Upon Issuance of Shares.

                  (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         17.      Liability of Company.

                  (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

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

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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

                                    Exhibit A
                            CARDIOGENESIS CORPORATION
                                STOCK OPTION PLAN
                                 EXERCISE NOTICE

         1. Exercise of Option. Effective as of today, _______________, ____, the undersigned ("Purchaser") hereby elects to purchase ___________ shares (the "Shares") of the Common Stock of CardioGenesis Corporation (the "Company") under and pursuant to the Stock Option Plan, as amended, (the "Plan") and the Stock Option Agreement incorporated into the Notice of Grant between the Company and Purchaser with a grant date of ____________, ____ (collectively the "Option Agreement"). The purchase price for the Shares shall be $____ per share, as required by the Option Agreement, for a total of $__________.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares, or has entered into an agreement for a cashless exercise of the Shares, with delivery of payment to the Company to occur prior to Purchaser's receipt of remaining shares or proceeds.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. Entire Agreement, Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's or the Company's Interests except by means of a writing signed by the Company and Purchaser.

This Exercise Notice is governed by California law except for that body of law pertaining to conflict of laws,

Submitted by:                               Accepted by:

PURCHASER:                                  CARDIOGENESIS CORPORATION

____________________________________        ____________________________________
Signature                                   By

____________________________________        ____________________________________
Print Name                                  Title

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